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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                           _______________________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                     June 3, 1994                June 3, 1994
             ____________________________________________________
                                               (Date of earliest
                                                event reported)



                      PUGET SOUND POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)


             Washington            1-4393            91-0374630
             (State or other       (Commission       (I.R.S. Employer
             jurisdiction of       File Number)      Identification
             incorporation)                          Number)



             411 108th Avenue N.E., Bellevue, Washington 98004-5515
              (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                206/454-6363



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ITEM 5   OTHER EVENTS

On September 21, 1993, the Washington Utilities and Transportation Commission ("Commission") issued a general rate order requiring the Company to file a case ("Prudency Case") demonstrating the prudence of eight purchase power contracts added by the Company since its last general rate case. Pending the outcome of this prudence review, the Company is currently collecting, between October 1, 1993, and September 30, 1994, approximately $86.1 million that the Commission estimated could be subject to refund.

On May 4, 1994, the Commission Staff pre-filed testimony in the Prudency Case. The Commission Staff's testimony recommended that beginning October 1, 1994, the Company's rates be reduced by $22.6 million, and that the Company be directed to refund $12.8 million, which Commission Staff estimated the Company will have collected through September 30, 1994, on three of the purchased power contracts.

On June 3, 1994, which was the last business day before the Company was scheduled to cross-examine the Commission Staff on its pre-filed testimony, the Staff filed revised testimony reducing its recommended disallowance. Commission Staff's revised testimony now recommends that beginning October 1, 1994, the Company's rates be reduced by $9.9 million and that the Company be directed to refund $3.7 million.

Because of the extreme lateness of the revised testimony, the Company requested on June 3, 1994, and the Commission granted, a continuance of cross-examination which is now scheduled to begin August 1, 1994. The Commission is still expected to issue its decision in September, to be effective as of October 1, 1994.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PUGET SOUND POWER & LIGHT COMPANY

Date:  June 3, 1994               By       William S. Weaver
                                      ----------------------------
                                           William S. Weaver
                                      Executive Vice President and
                                         Chief Financial Officer

                   (Principal financial officer and officer duly authorized
                    to sign this report on behalf of the registrant)